Exhibit 99.1

FOURTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Fourth Amendment to Revolving Credit and Term Loan Agreement (this “Fourth Amendment”) is made and entered into as of the 8th day of June, 2006, by and among Continental Materials Corporation, a Delaware corporation (“Borrower”), LaSalle Bank National Association, a national banking association, as administrative agent and as a lender (LaSalle in its capacity as administrative agent referred to in this Agreement as “Agent” and in its capacity as a lender as “LaSalle”) and Fifth Third Bank (Chicago), a Michigan banking corporation, as a lender (“Fifth Third”) (LaSalle and Fifth Third are each referred to individually in this Fourth Amendment as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lenders provided certain loans, extensions of credit and other financial accommodations to Borrower pursuant to (a) that certain Revolving Credit and Term Loan Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated as of May 29, 2004, that certain Second Amendment to Revolving Credit and Term Loan Agreement dated as of April 14, 2005, and that certain Third Amendment to Revolving Credit and Term Loan Agreement dated as of June 28, 2005, each by and among Lenders, Borrower and Agent (collectively, the “Credit Agreement”), and (b) the other documents, agreements and instruments referenced in the Credit Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrower desires Lenders to, among other things, (a) extend the Termination Date to July 31, 2008, (b) increase the total Commitment — Revolving Credit from $10,000,000 to $15,000,000, and (c) increase the Commitment — Term Loan by an additional $5,000,000 (collectively, the “Additional Financial Accommodations”); and

WHEREAS, Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Fourth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW. THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the parties hereto hereby agree as set forth in this Fourth Amendment.

I.   Definitions:

A.   Use of Defined Terms.   Except as expressly set forth in this Fourth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Credit Agreement.

B.   Amended Definitions.   Effective as of the date of this Fourth Amendment, Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of “Commitment — Revolving Credit”, “EBITDA”, “Income Available for Fixed Charges”, “Termination Date” and “Total Commitment Amount” and substituting therefor the following, respectively:

“Commitment — Revolving Credit” shall mean each such amount set forth below across from the name of each Lender:

Lender	Amount
LaSalle	$9,000,000
Fifth Third	$6,000,000

“EBITDA”, with reference to any Measurement Period, shall mean, on a consolidated basis, the sum of Borrower’s:

(i)     consolidated net income after all provisions or credits for any Federal, state or other income taxes, plus

(ii)    Federal, state and other income taxes deducted in the determination of consolidated net income, plus

(iii)   Interest Expense deducted in the determination of consolidated net income, plus

(iv)   depreciation, depletion and amortization expense deducted in the determination of consolidated net income, plus

(v)    the ASCI EBITDA Modification, and minus

(vi)   any items of gain which are extraordinary items to the extent reflected in the determination of consolidated net income.

“Income Available for Fixed Charges” shall mean, for any Measurement Period, EBITDA, minus the sum of capital expenditures except for capital expenditures financed by long-term debt (Capital expenditures financed by long-term debt includes those incurred by Borrower for the acquisition of a material portion of the assets of ASCI and the investment in the Industrial Sands joint venture, to the extent such expenditures are classified as capital expenditures) and cash dividends paid to Borrower’s shareholders, all as determined for Borrower on a consolidated basis.

“Termination Date” shall mean July 31, 2008.

“Total Commitment Amount” means Thirty-One Million Five Hundred Thousand and no/100 Dollars ($31,500,000.00).

C.   New Definitions.   Effective as of the date of this Fourth Amendment, Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“2006 Additional Commitment — Term Loan” shall mean each such amount set forth below across from the name of each Lender:

Lender	Amount
LaSalle	$3,000,000
Fifth Third	$2,000,000

“2006 Additional Commitment — Term Loan Draw Date” shall mean the date upon which the 2006 Additional Commitment — Term Loan is advanced, in whole or in part, by Lenders to Borrower.

“ASCI” shall mean ASCI of Colorado Springs, LLC.

“ASCI EBITDA Modification” shall mean (i) $560,000, as of June 30, 2006, (ii) $420,000 as of September 30, 2006, (iii) $280,000 as of December 31, 2006, (iv) $140,000 as of March 31, 2007, and (v) $0 as of June 30, 2007, and at all times thereafter.

II.   Amendment to Credit Agreement.   Effective as of the date of this Fourth Amendment, the Credit Agreement is hereby amended as follows:

A.   Revolving Credit Note.   Section 2.2 of the Credit Agreement is hereby amended by deleting Section 2.2 in its entirety and substituting therefor the following:

“SECTION 2.2 REVOLVING CREDIT NOTE.

The Revolving Credit Loans shall be evidenced by revolving credit notes (as amended or restated from time to time, each a “Revolving Credit Note”) dated as of June 8, 2006, substantially in the form of Exhibit A, with appropriate insertions, dated the date hereof, payable to the order of each Lender, in the principal amount of the Commitment - Revolving Credit of each such Lender, and with the amounts borrowed and repaid and the balance indorsed on the grid by such Lender. As long as such Lender is the holder of such Revolving Credit Note it may, at its option, in lieu of endorsing the grid, record the amounts borrowed and repaid under and the balance due on the Revolving Credit Note in each such Lender’s respective books and records, which books and records may treat each Borrowing as a separate Revolving Credit Loan; such endorsement or recording by such Lender shall be rebuttably presumptive evidence of the principal balance due on each Revolving Credit Note. The principal of each Revolving Credit Note shall be payable in full on the Termination Date.”

B.   Term Loan Provisions.   Sections 2.4 and 2.5 of the Credit Agreement are hereby amended by deleting Sections 2.4 and 2.5 in their entirety and substituting therefor the following:

“SECTION 2.4 TERM LOAN.

Prior hereto, each Lender, severally and not jointly, lent to Borrower, and Borrower borrowed from each Lender, the amount of each Lender’s Commitment - Term Loan and each Lender’s Additional Commitment - Term Loan (collectively the “Original Term Loan”), which Original Term Loan has an outstanding principal balance of $11,500,000.00 as of June 8, 2006. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, agrees to lend to Borrower, and Borrower agrees to borrow from each Lender, up to the amount of each Lender’s Pro Rata Share of the 2006 Additional Commitment - Term Loan (the Original Term Loan, together with such 2006 Additional Commitment - Term Loan is the “Term Loan”). The 2006 Additional Commitment - Term Loan shall be funded in a single draw which shall be made on or before July 31, 2006.

SECTION 2.5 TERM LOAN PRICING.

(A)   The Term Loan shall be evidenced by term notes (collectively the “Term Note”), substantially in the form of Exhibit B, with appropriate insertions, dated as of June 8, 2006,

payable to the order of each Lender, in the current principal amount of each Lender’s Pro Rata Share of the Term Loan. Borrower shall make a principal payment on the Term Loan in the amount of $500,000 on June 30, 2006. Thereafter, Borrower shall pay the principal amount of the Term Loan as set forth in subsection (i) or (ii) below, as applicable:

(i)     if the 2006 Additional Commitment — Term Loan is not funded for any reason prior to the expiration of the Lenders’ commitment therefore, then Borrower shall pay the principal balance of the Term Loan in nineteen (19) quarterly principal payments as follows: (a) seven (7) quarterly principal payments in the amount of $500,000 each, due on the last day of each fiscal quarter beginning September 30, 2006 and continuing through and including March 31, 2008, (b) eleven (11) quarterly principal payments in the amount of $625,000 each, due on the last day of each fiscal quarter beginning June 30, 2008 and continuing through and including December 31, 2010, and (c) a final payment of all outstanding Term Loan indebtedness on March 31, 2011; or

(ii)    if the 2006 Additional Commitment — Term Loan is funded, in whole or in part, then the principal balance of the Term Loan is payable in nineteen (19) quarterly principal payments as follows: (a) four (4) quarterly payments in the amount of $500,000 each, due on the last day of each fiscal quarter beginning September 30, 2006 and continuing through and including June 30, 2007, (b) ten (10) quarterly payments in the amount of $600,000 each, due on the last day of each fiscal quarter beginning September 30, 2007 and continuing through and including December 31, 2009, (c) four (4) quarterly payments in the amount of $750,000 each, due on the last day of each fiscal quarter beginning March 31, 2010 and continuing through and including December 31, 2010, and (d) a final payment of all outstanding Term Loan indebtedness on March 31, 2011.”

C.   Fixed Charge Coverage Ratio.   Section 6.4(a) of the Credit Agreement is hereby amended by deleting Section 6.4(a) in its entirety and substituting therefor the following

“(a)   Fixed Charge Coverage Ratio.   Not permit the Fixed Charge Coverage Ratio, determined as of June 30, 2006, and as of the end of each fiscal quarter thereafter, in all instances for the period of the four fiscal quarters then ending, to be less than 1.1 to 1.0;”

D.   Consent to ASCI Asset Acquisition.   Notwithstanding the terms of Section 6.6 of the Loan Agreement, the Agent and the Lenders hereby consent to the acquisition by Borrower of a material portion of the assets of ASCI. Furthermore, the purchase price of such ASCI asset acquisition shall not be counted towards determining whether Borrower is in compliance with the permitted investments and loans under Section 6.6 of the Loan Agreement.

E.   Notice.   Section 10.2 of the Credit Agreement is hereby amended by deleting Fifth Third’s notice information set forth therein and substituting therefor the following:

“If to Fifth Third, then to

Fifth Third Bank
222 South Riverside Plaza
Chicago, Illinois 60606
Attention: Ms. Susan Kaminski
Facsimile No.: (312) 704-2980”

F.   Exhibits.   The Credit Agreement is hereby amended by deleting Exhibits A and B in their entirety and substituting therefor Exhibits A and B attached to this Fourth Amendment.

G.   Schedule I.   The Credit Agreement is hereby amended by deleting Schedule I attached to the Credit Agreement and substituting therefor Schedule I attached to this Second Amendment.

H.   Pricing.   Effective upon the funding of the 2006 Additional Commitment — Term Loan, (1) the Applicable Revolving LIBOR Margin and the Applicable Term LIBOR Margin shall be adjusted to the levels set forth in the Applicable LIBOR Margin pricing grids, and (2) the Applicable Term Prime Rate Margin shall be adjusted to the level set forth in the Applicable Prime Rate Margin pricing grid, in each case, based upon Borrower’s and its Subsidiaries’ consolidated Funded Debt to EBITDA calculated on a pro-forma basis as follows: (a) EBITDA shall be calculated for the twelve month period ending as of April 1, 2006. Such EBITDA calculation will include the ASCI EBITDA Modification in the amount of $560,000, and (b) Funded Debt shall be calculated to mean the combined Funded Debt of Borrower and its Subsidiaries on the date the 2006 Additional Commitment — Term Loan is funded after giving effect thereto. Thereafter, (y) the Applicable Revolving LIBOR Margin and the Applicable Term LIBOR Margin shall be adjusted quarterly as set forth in the definition of “Applicable LIBOR Margin”, and (z) the Applicable Term Prime Rate Margin shall be adjusted quarterly as set forth in the definition of “Applicable Prime Rate Margin”.

III.   Conditions Precedent.   Lenders’ obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Fourth Amendment:

A.    Borrower executing and delivering, or causing to be executed and delivered to Agent and Lenders, the following documents, each of which shall be in form and substance acceptable to Agent and Lenders:

(i)                A fully executed original of a Company General Certificate executed and delivered by Borrower to Agent and Lenders;

(ii)             A fully executed original of a Term Note for each Lender in the principal amount of such Lender’s Pro-Rata Share of the sum of the current outstanding Term Loan plus the 2006 Additional Commitment — Term Loan;

(iii)          A fully executed original of a Revolving Credit Note for each Lender in a maximum aggregate principal amount of such Lender’s Pro-Rata Share of the Commitment — Revolving Credit;

(iv)         A fully executed original Reaffirmation of Guaranties executed and delivered to Agent and Lenders by each of the Borrower’s Subsidiaries that executed the Subsidiary Guaranties; and

(v)            such other agreements, documents and instruments as Agent or Lenders may reasonably request;

B.     No Event of Default or Unmatured Event of Default exists under the Credit Agreement, as amended by this Fourth Amendment, or the other Loan Documents;

C.     No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Agent prior to the date hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Agent is likely to materially and adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lenders; and

D.     There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Agent and Lenders.

IV.   Default Waiver.   Borrower hereby acknowledges and agrees that Borrower failed to deliver its 2005 year-end audited financial statements on or before 120 days after the end of Borrower’s 2005 fiscal year as required pursuant to Section 6.2(b) of the Credit Agreement (the “Existing Default”). Borrower hereby represents and warrants to the Bank that no Unmatured Event of Default or Event of Default exists as of the date of this Fourth Amendment, other than the Existing Default. Lenders and the Agent hereby waive the Existing Default; provided that such waiver shall not be or be deemed to be a waiver of any other Events of Default, whether now existing or hereafter arising or occurring, including, without limitation, any other Events of Default arising under Section 6.2(b) of the Credit Agreement after the date hereof.

V.   Conflict.   If, and to the extent, the terms and provisions of this Fourth Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this Fourth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Fourth Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement, as amended by this Fourth Amendment, shall remain in and have its intended full force and effect, and Lenders, Borrower and the Agent hereby affirm, confirm and ratify the same.

VI.   Severability.   Wherever possible, each provision of this Fourth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Fourth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Fourth Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VII.   Reaffirmation.   Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement, as amended hereby.

VIII.   Fees, Costs and Expenses.

A.    Contemporaneously herewith, Borrower shall pay to the Agent for the ratable benefit of the Lenders a fully-earned, non-refundable commitment fee in the amount of $15,000.00.

B.     Borrower agrees to pay, upon demand, all fees, costs and expenses of Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Fourth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

IX.   Choice of Law.   This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IN WITNESS WHEREOF, Lenders, Borrower and Agent have caused this Fourth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

CONTINENTAL MATERIALS CORPORATION,	LASALLE BANK NATIONAL ASSOCIATION,
a Delaware corporation	as Agent and a Lender

By:	By:
Joseph J. Sum, Vice President	Its:

FIFTH THIRD BANK (CHICAGO),
as a Lender

By:
Its: